Exhibit 10.3

THE UNIFIED DEED OF ASSOCIATION OF CEVA HUNGARY LTD

Which contains the modifications of the Deed of Association dated May 4, 1996, October 30, 1997, July 6, 1998 and the date hereof and which is concluded between Tamas Sonkoly with an address at 1132 Budapest, Visegradi u. 25, Dr. Andras Toth, with an address at 1139 Budapest, Orszagbiro u. 2, Janos Soos, with an address at 1091 Budapest, Ulloi u. 169 and CEVA International Inc. with an address at 380 Foothill Road, Bridgewater, New Jersey 08807 USA.

1. Foundation of a Limited Liability Company

The contracting parties, as members, established on October 16, 1995 a limited liability company - the "Company" - regulated by Act No. VI of 1988 on Economic Associations and the other applicable Hungarian legal rules. Taking into account the earlier and recent modification of the Deed of Association and the Act No. CXLIV of 1997 (the "Companies Act") on business companies the members hereby modify the Deed of Association and execute the uniformed Deed of Association.

2. Name of the Company

The full name of the Company
in Hungarian is  CEVA Magyarorszag Kornyezetvedelmi es Kornyczetbiztonsagi
                 Korlatolt Felelossegu Tarsasag, and
in English is    CEVA Hungary Environmental Protection and Environmental
                 Security Limited Liability Company

The abbreviated name of the Company
in Hungarian is CEVA Magyaroszag Kft. and in English is CEVA Hungary Ltd.

3. Headquarters

The headquarters of the Company are located at, Mester utca 50, 2030 Erd The seat of the Company is located at Illatos Ut 7, 1997 Budapest

4. Sphere of Activity

The sphere of activity of the Company shall consist of the activities listed in the following TEAOR categories of the Hungarian Central Statistical Office

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     50.20 Maintenance and repair of motor vehicles
     51.11 Wholesale of agricultural products
     51.18 Wholesale of particular products
     51.19 Wholesale of variety goods
     51.21 Wholesale of grain, seeds and animal feeds
     51.23 Wholesale of live animals
     51.57 Wholesale of waste and scrap
     51.70 Other wholesale
     52.12 Other retail sale in non-specialised stores
     60.24 Freight transport by road
     70.20 Let of own property
     70.31 Real estate agency
     70.32 Real estate management
     71.32 Rent of construction and civil engineering machinery and equipment
     71.34 Rent of other machinery and equipment
     73.10 Research and experimental development on natural sciences and engineering
     74.14 Business and management consultancy
     74.20 Architectural and engineering activity
     74.30 Technical testing and analysis
     74.84 Other business activity
     90.01 Sewage and refuse disposal sanitation
     90.02 Fluid waste management of habitation
     90.03 Solid waste management
     90.04 Management of hazardous waste, public hygiene services

The Company shall not carry on any activity included in any of the above listed categories that is subject to a permit without first obtaining such permit.

5. Members of the Company

The members of the Company are the same as those listed in the first page of this Deed of Association.

6. Primary Stock

The amount of the primary stock of the Company is HUF 20,000,000 (Hungarian Forint Twenty Million). This amount consists of pecuniary contributions only in the aggregate amount of HUF 20,000,000 (Hungarian Forint Twenty Million) which has been paid by the members of the Company in Hungarian Forints and in U.S. dollars.


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7. Primary Stake of each Member

7.1 The members of the Company supplied their respective primary stakes in cash in the following manner:

    7.1.1    Tamas Sonkoly                       HUF  3,000,000
    7.1.2    Andras Toth, Dr.                    HUF  1,000,000
    7.1.3    Janos Soos                          HUF  6,000,000
    7.1.4    CEVA International Inc.("CEVA")     HUF 10,000,000
                                                 --------------
             Total                                   20,000,000

7.2 Payment

      The pecuniary contribution stipulated above has been paid by the members.

      In the case of late payment of a pecuniary contribution, default interest shall be levied in accordance with the provisions of the Civil Code.

      CEVA International Inc. will provide its pecuniary contribution in U.S. dollars and Tamas Sonkoly, Andras Toth, Dr. and Janos Soos will provide their respective pecuniary contributions in Hungarian Forints. The Company shall open and maintain (for at least so long as CEVA is a member of the Company) a US dollar bank account for the purpose of receiving and holding CEVA's contribution in respect of its primary stake in the Company and all other contributions or payments made by CEVA to the Company in US dollars from time to time.

7.3 Business Shares of Members

      The size of the business shares shall be proportional to the members" respective primary stakes. In accordance with this provision, the respective business shares are:

      7.3.1.1  Tamas Sonkoly     15%
      7.3.1.2  Andras Toth, Dr.   5%
      7.3.1.3  Janos Soos        30%
      7.3.1.4  CEVA              50%
                                ----
                     Total:     100%

7.3.2.3 The members of the Company shall not provide any further ancillary services.


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8. Duration

The duration of the Company shall be indefinite.

9. Business Year

The business year of the Company shall coincide with the calendar year.

10. Meeting of Members

The Members' Meeting is the supreme organ of the Company. The members of the Company shall hold at least one Members' Meeting each year. Member's meeting shall be held in the Republic of Hungary.

10.1 Exclusive Competence of the Meeting of Members

Decisions concerning the following matters belong to the exclusive competence of the meeting of members:

10.1.1 approval of the report prepared pursuant to the Accounting Act and decision on the allocation and distribution of after tax profits;

10.1.2 decision to pay interim dividends;

10.1.3 approval of the division of the business share and decision on the withdrawal of a business share;

10.1.4 decision on the claim for exclusion of a member;

10.1.5 decision on the acquisition of the withdrawn business share by the members;

10.1.6 election, removal and determination of the remuneration of the managing directors, and exercise of the employer's rights in respect of the managing directors;

10.1.7 any contract between the Company and one of its own members, a managing director or one of their close relatives (Section 685(b) of the Civil
       Code);

10.1.8 assertion of claims for damages against members responsible for the foundation of the Company or against any managing director;

10.1.9 resolution of the termination of the Company without legal successor;


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10.1.10  amendment of this Deed of Association;

10.1.11  election, removal and determination of the remuneration of the auditor;

10.1.12 increase of the obligations of the members defined in this Deed of Association; imposition of a new obligation; or any limitation of the special rights of an individual member;

10.1.13 resolution of the termination, transformation, merger, consolidation or dissolution of the Company; or the foundation by the Company of another company, or the Company becoming a member of an existing company;

10.1.14 grant of a pre-emption right under paragraph (2) of Section 134 of the Companies Act to a third party in relation to the acquisition of a business share;

10.1.15 decision on any investment where the value of the investment exceeds twenty-five percent (25%) of the primary stock of the Company and

10.1.16  any increase or reduction of the primary stock of the Company;

10.1.17 any purchase of up to one-third (1/3) of the business shares from the assets of the Company exceeding the primary stock;

10.1.18 making a decision on exercise of the pre-emption right due to the Company in case of transfer of a business share;

10.1.19 exercise of the authority set forth in Section 25(1) and Section 38(3) of the Companies Act;

10.1.20 determination of the rules for organization and operation of the Company;

10.1.21 the determination of the business policy, and the determination of the business plan of the Company relating to a period of not less than one year and/or to a longer period;

10.1.22 approval of the annual report submitted to the Members' Meeting by the managing directors relating to the yearly operation of the Company;

10.1.23 all other matters assigned to the exclusive authority by the then prevailing Companies Act or this Deed of Foundation or any amendment hereto.


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

10.2  Convening of the Members' Meeting

      A Members' meeting may be convened by any managing director.

      The members shall be invited to the Members' Meeting by means of a registered letter or facsimile indicating the agenda and the place and time of the meeting. A period of at least fifteen (15) days shall elapse between the dispatch of the invitations and the date of the Members' Meeting.

      The managing directors shall convene at least one Members' Meeting a year. The Members' shall also be convened if required by the Companies Act or this Deed of Association, or if the Company's interest otherwise so requires. The Members' Meeting shall be convened immediately if the Company's balance sheet reveals that, through losses, the primary stock has diminished by fifty per cent (50%).

10.3. Quorum of the Members' Meeting

      Representation of at least more than half of the primary stock or the majority of the eligible votes at the Members' Meeting shall constitute a quorum. Each member's representative shall have an authorisation incorporated in an official document or in a private deed drawn up in a prescribed form of full evidence.

      If a members' meeting does not have a quorum, a second Members' Meeting shall be convened within a period of not more than thirty (30) days. The second members' Meeting shall have a quorum, regardless of the size of the primary capital represented by those present, with respect to the matters included in the original agenda.

10.4  Extent of Voting Rights

      Each member shall be entitled to such number of votes as equals the result achieved by dividing the amount of its primary stake by ten thousand (10,000).

10.5  Voting at the Members' Meeting

      The parties agree that the Members' Meeting shall make its decisions by a simple majority of votes, except for (i) those matters specified in
      Section 10.1.12 of this Deed of Association, which require a unanimous vote; and (ii) those matters specified in Sections 10.1.4, 10.1.10,
      10.1.13 and 10.1.15 of this Deed of Association, which require a decision passed by not less than seventy-five per cent (75%) of the votes. The decision of the Members'


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

      Meeting passed by not less than a seventy-five percent (75%) of the votes is required for withdrawal of a business share, removal of a managing director or removal the auditor.

      In case of a deadlock on a resolution requiring a simple majority of votes CEVA's vote will determine the outcome.

      The decisions made by the Members' Meeting must be entered immediately in the Book of Decisions kept by the managing directors. A decision will be valid only after this act, provided it is certified by a member who has taken part in passing the decision.

10.6  Decisions of the Members' Meeting in Writing

      The members may pass decisions even without holding meetings in accordance with Section 154 of the Companies Act.

11.   Managing Directors

11.1  The Company shall have two managing directors


11.2 CEVA shall be entitled from time to time to nominate a person to be a managing director and may at any time request the removal of a managing director so nominated. The members other than CEVA (the "Non-CEVA Members") shall, collectively, be entitled from time to time to nominate a person to be a managing director and may at any time request the removal of a managing director so nominated. All such nominations or requests for removal shall be effected by notice in writing signed on behalf of CEVA or, as the case may be, the Non-CEVA Members and delivered to the Company at its headquarters. On receipt by the Company of any such notice, a Members' Meeting shall be convened immediately in order to consider such nomination or removal.

      The first managing directors of the Company shall

      11.2.1 Herbert Case of 1026 Budapest, Pasareti ut 21/C, who shall be deemed to have been nominated by CEVA pursuant to the above provisions;

      11.2.2 Janos Soos of 1091 Budapest Ulloi u 169 who shall be deemed to have been nominated by the Non-CEVA Members pursuant to the above provision.


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

      The new term of appointment of the initial managing directors shall last up to 5 years from October 10, 1998.

      The managing directors are entitled to represent the Company and sign for on behalf of the Company individually.

11.3 No managing director shall undertake any of the following matters on behalf of the Company except with the prior approval in writing of both the managing director nominated by CEVA pursuant to Section 11.2 (or, in the absence of any such managing director, then CEVA itself) and (ii) the managing director nominated by the Non-CEVA Members pursuant to Section
      11.2 (or, in the absence of any such managing director, then Non-CEVA Members holding at least 50% of the votes capable of being cast at a Members' Meeting by the Non-CEVA Members collectively):

      11.3.1 any extension of the activities of the Company outside the scope of the Business (as defined in a joint venture and shareholders' agreement dated of even date with this Deed of Association and made inter alias between the persons listed on the first page of this Deed of Association and the Company and relating to the Company (the "Shareholders' Agreement");

      11.3.2 the sale, purchase, lease, license, transfer, mortgage, acquisition or disposal of any asset of, to or by the Company otherwise than in the ordinary course of business of exceeding in value (when taken together with the aggregate value of all such transactions entered into within the immediately proceeding 30 days) HUF 2,000,000 (or such larger sum as may be determined from time to time by the Members' Meeting), unless otherwise provided for in any relevant budget or business plan of the Company;

      11.3.3 he making of any contract with a minimum cost to the Company of HUF 2,000,000 (or such larger sum as may be determined from time to time by the members' Meeting) and the variation or renewal of any such contract for which the sum payable to or by the Company thereunder is increased by 5% and the termination of any such contract;

      11.3.4 the incurring of any item of capital expenditure of more than HUF 2,000,000 (or such larger sum as may be determined from time to time by the Members' Meeting) not provided for in the current budget of the Company from time to time;


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

      11.3.5 the giving of any loans or credit (other than normal trade credit) to or by the Company.

      11.3.6 the giving of any guarantee, suretyship or indemnity by the Company or the assumption by the Company of the obligations of any person or the provision of any security by the Company to any person;

      11.3.7 the entry into of any commitment, agreement or arrangement or the doing of any act or thing otherwise than in the routine operation of the ordinary course of the Business (as defined in the Shareholders' Agreement);

      11.3.8 the giving by the Company of notice of termination of any agreements of a material nature in the context of such Business or any material variation or amendment to any such agreements;

      11.3.9 any material change in the Company accounting or reporting practices;

      11.3.10 the grant of any options or other rights to acquire any business share in the Company;

      11.3.11 the consolidation or amalgamation of the Company with any company, association, partnership or legal entity or the acquisition by the Company of any shares or membership interest in any other company whether through subscriptions or transfer of the acquisition of any business or undertaking of any other person;

      11.3.12  the formation of any subsidiary of the Company;

      11.3.13 any agreement with any revenue authorities or any other taxing authority, and any claim, disclaimer, election or consent of a material nature for tax purposes made in relation to the Company, its business, assets or undertaking;

      11.3.14 the appointment, dismissal, promotion of and the remuneration of benefits payable to any senior employee of the Company (which shall be taken as meaning any employee involved in the Management of Company, its business or affairs).


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

11.4 the employer's rights regarding the employees of the Company will be exercised by Janos Soos, as managing director.

12.   Execution of Documents

The managing director(s) may signing individually, execute documents for and on behalf of the Company by affixing his/their signature to the pre-written, pre-printed or pre-stamped name of the Company.

Each of the foregoing persons shall execute documents in accordance with their certified specimen of signature.

13.   Supervisory Board

13.1  The Company will not have a supervisory board.

13.2 The auditor of the Company is GRADUS Ado-es Penzugyi Tanacsado Bt. (Eotvos u. 26/c, 1067 Budapest), whose representative Mr. Istvan Szendel (Eotvos
      u. 26/c, 1067 Budapest) registered at the registration of auditors under number KE-0456/95/TX, and he can provide the audit of the Company. The auditor was elected by the members for two years period effective from October 30, 1997.

14.   Transfer of Business Share

14.1 A business share (or part thereof) may not be transferred by a member until the member has fully paid up its primary stake.

14.2 In the event of a proposed transfer for value of the whole of a business share, the other members(s), the Company or the person designated by the Members' Meeting shall have, in this order, a pre-emption right to buy the business share offered for sale. The fact that a member, the Company or the person designated by the Members' Meeting fails to avail itself of the right of pre-emption within fifteen (15) days of notification relating to members and thirty (30) days relating to the Company and the person designated by the Members' Meeting of the intent to transfer is deemed to mean that he, she or it has consented to the transfer.

14.3 No gift, disposal, transfer or other alienation of a business share (or part thereof) for all consideration (including, without limitation, any donation or provisions as a contribution in kind or exchange) and no transfer of part of a business share for valuable consideration shall be made by a member save with the approval of at a Members' Meeting of members holding not less than 60% of the votes exercisable thereat save that CEVA may at any time make


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

      any such gift, disposal, transfer or other alienation of its business share (or part thereof) (whether or not for valuable consideration) to an Affiliate of CEVA, and any such Affiliate may make any such gift, disposal, transfer or other alienation of any business share in the Company for the time being held by it (or any part thereof) to CEVA or to any other Affiliate of CEVA. For the purpose of this Section 14.3, "Affiliate of CEVA" means any entity which controls, is controlled by or is under common control with, CEVA (and "control" of an entity means direct or indirect ownership of at least 50%) of the equity or direct or indirect ability to exercise at least 50% of the votes of such entity).

15.   Exclusion of Rights of Inheritance in Relation to Business Shares

      In the event of the death of a member who is a natural person, the business share of such member shall not pass by succession to the heirs or successors of such member unless the Members' Meeting otherwise determines by resolution requiring a simple majority. In such circumstances, the other member(s), the Company or a person designated by a Member's Meeting shall have, in this order, a pre-emption right to buy the business share of the deceased member at a price equal to fair market value as though such business share had been offered for sale by the deceased member in accordance with Section 14.2. In the event that more than one member exercises his pre-emption right in respect of the business share of the deceased member, such business share shall be acquired by the members exercising their pre-emption rights as between them pro rate to their respective primary stakes. For the purpose of this Section 15, "fair market value" shall be determined by the auditors for the time being of the Company (the "Auditors") upon request being made by the Company and such request shall be made within 14 days of the Company being notified of the death of the relevant member. The costs of the Auditors shall be met by the Company. The fact that a member, the Company or the person designated by the Members' Meeting fails to avail itself of the right of pre-emption within fifteen (15) days of notification by the Company of the death of the relevant member, shall be deemed to mean that he does not wish to take up or exercise his pre-emption rights. The managing director nominated by CEVA shall have responsibility for dealing with the matters the subject of this Section 15 on behalf of the Company.

16.   Division of Profit

The profit of the Company shall be divided among the members in proportion to their primary stakes.


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17.   Termination of the Company

The Company will terminate in the situation and in the manner set forth in the Companies Act and the other then prevailing rules of law in effect in Hungary.

In the event of termination of the Company, the residual property of the Company remaining after the satisfaction of the creditors shall be distributed in the following manner:

17.1  first, any additional payments by the members shall be refunded; and

17.2 second, the remainder shall be divided among the members of the Company in proportion to their respective primary stakes.

18.   Governing Law

This Deed of Association shall be governed by the laws of Hungary.

For the questions not regulated in this Deed of Association, the provisions of the Companies Act shall apply.

19.   Coming Into Force

This recent modification of the Deed shall come into force upon execution by all the initial members of the Company.

20.   Commencement of the Company's Activity

The Company commenced its activity before the signing of this Deed of Association in 1995.

21.   Membership in the Chamber of Commerce

The Company will be a member of the Pest Chamber of Commerce.

22.   Notices

The members of the Company shall advise the Company within 8 days of the execution of this Agreement (the commencement of their membership) relating to the name, address (if it is an address different from the seat of the member) and fax number of their representative(s) for whom declarations (notices) shall be made relating to their membership in the Company. The managing director shall advise a member of the Company relating to such date at the request of the member.


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23.   Language and Number of Copies

This Deed has been drawn up in eight (8) original Hungarian copies. Each member is entitled to one original copy.


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

This Deed of Association has been signed by the contracting parties (after they heave read this Deed and understood its provisions) as in harmony with their final will.

Budapest, on 23, November 1998

TAMAS SONKOLOY


 /s/ Tamas Sonkoly
-------------------------------
By:  Tamas Sonkoly


DR. ANDRAS TOTH


 /s/ Dr. Andras Toth
-------------------------------
By:  Dr. Andras Toth


 /s/ Janos Soos
-------------------------------
By:  Janos Soos


CEVA INTERNATIONAL, INC.


 /s/ Herbert G. Case, Jr.
-------------------------------
By:  Herbert G. Case, Jr.
         Direct


This Deed has been countersigned by:


/s/ Volgyesi Andras
-------------------------------
By:  Volgyesi Andras


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